                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): September 28, 2000


                                 HEALTHAXIS INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)


            Pennsylvania                          0-13591                        23-2214195
            ------------                          -------                        ----------
    (State or other jurisdiction          (Commission File Number)              (I.R.S. Employer
         of incorporation)                                                     Identification No.)

               2500 DeKalb Pike, East Norriton, Pennsylvania 19401
               ---------------------------------------------------
                (Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report: N/A
         ---

Item 5.  Other Events

         The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements of HealthAxis Inc. ("HAI" or the "Company") and its subsidiaries, and the notes thereto, appearing in HAI's reports filed with the Securities and Exchange Commission ("SEC"). Except for the historical information contained herein, this Current Report on Form 8-K, contains certain forward-looking statements regarding HAI's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties, such as historical and anticipated losses; uncertainty of future results, new business challenges, competition, funding; need for additional capital, reliability of information systems, protection of proprietary technology, trademark infringement, uncertain acceptance of the Internet as a medium for health insurance sales, failure to meet performance standards, reliance on a small number of large clients, foreign operations, changes in insurance industry regulations, regulation of the Internet and legal uncertainties, potential conflicts of interest, and absence of dividends. Any one or a combination of these factors could have a material adverse effect on HAI's business, financial condition and results of operations. These forward-looking statements represent HAI's judgment as of the date of this report. HAI disclaims, however, any intent or obligation to update these forward-looking statements.

Amended and Restated Agreement and Plan of Reorganization

         On September 28, 2000, HAI, HealthAxis and HealthAxis Acquisition Corp., the wholly-owned subsidiary of HAI, entered into the Amended and Restated Agreement and Plan of Reorganization (the "Amended and Restated Merger Agreement") which provides for the merger of HealthAxis with the wholly-owned subsidiary of HAI, pursuant to which shareholders of HealthAxis will receive shares of HAI common stock in exchange for their shares of HealthAxis (the "Reorganization").

         The Amended and Restated Merger Agreement, which amends the Agreement and Plan of Reorganization dated January 26, 2000, as subsequently amended on March 27, 2000, among other things, revises the number of shares of HAI's common stock that will be exchanged for each outstanding share of HealthAxis common stock from 1.127 shares to 1.334 shares. The Amended and Restated Merger Agreement also amends certain of the representations and warranties, extends the date for termination of the merger by either party to March 31, 2001, and provides HealthAxis with the ability to terminate the merger if HAI has not met certain conditions by October 31, 2000. Under the Amended and Restated Merger Agreement, HealthAxis may terminate the Reorganization if HAI is not unconditionally and irrevocably released from the guarantee agreement with Hannover Life Reassurance Company of America by October 31, 2000. HAI and Hannover Life Reassurance Company of America are in the process of negotiating a settlement regarding the outstanding amount.

         As a result of these changes, HAI intends to file an amendment to its Registration Statement on Form S-4 to reflect these changes as well as respond to SEC Staff comments.

Amendment to Securities Purchase Agreement Related to the 2% Convertible Debentures

         On September 28, 2000, the Company entered into an Amendment to the Securities Purchase Agreement dated September 14, 1999 between the Company and the holders of the Company's $27.5 million 2% Convertible Debentures due September 14, 2002 (the "Debentures"), which were initially issued in a private placement to institutional investors. In accordance with the terms of the Amendment to the Securities Purchase Agreement , the terms of the Debentures were amended to, among other things, extend the maturity of the Debentures to September 14, 2005, change the conversion price to $9.00 per share and modify the events of default (the "Amended Debentures"). Based upon the revised conversion price upon the closing of this transaction, the Amended Debentures will be convertible into 3,055,555 shares of HAI's common stock (the "Common Stock"). The Warrants to purchase 202,802 shares of its Common Stock issued to the purchasers of the Debentures were also amended to reduce the exercise price to $3.01 and to extend the exercise period of the warrants for an additional year, or until September 13, 2005 (the "Amended Warrants"). In addition, as part of this transaction, the Company and the holders of the Debentures intend to enter into an Amended and Restated Registration Rights Agreement.

         The Amendment to the Securities Purchase Agreement provides that, among other things, the amendments to the Debentures, Warrants and the Registration Rights Agreement shall take effect on or before the fifth business day after the Company's shareholders have approved the previously described Reorganization between the Company and HealthAxis. The holders of the Debentures have agreed to conditionally waive and suspend any and all past or current defaults or violations arising under the Debentures or the Registration Rights Agreement as well as any prospective defaults or violations arising under these agreements from September 28, 2000 through the closing date, and upon the closing of the transactions contemplated by the Amendment to the Securities Purchase Agreement to forbear and waive any and all past or current defaults or violations by the Company arising under the Debenture or the Registration Rights Agreement. The Amendment to the Securities Purchase Agreement provides that the waiver of any and all defaults will be null and void if:

                  o the Company and HealthAxis fail to execute the Amended and Restated Agreement and Plan of Reorganization by October 2, 2000;

                  o a majority of the Company's shareholders do not approve the Reorganization on or prior to March 31, 2001; or

                  o the Reorganization is otherwise suspended, terminated or publicly abandoned prior to March 31, 2001.

         The Company also agreed not to sell any shares of its capital stock or stock of HealthAxis without the prior consent of holders of more than 50% of the outstanding principal amount of the Amended Debentures, although it is permitted to pledge up to 566,667 shares of the HealthAxis stock owned by it to secure the repayment of certain loans aggregating $3,404,589 made to the Company by HealthAxis. The Company also agreed to refile its Registration Statement on Form S-4 with the SEC on or prior to October 31, 2000 and to use its commercially reasonable best efforts to promptly respond to comments received from the SEC and, assuming the Registration Statement is declared effective by the SEC, to hold a meeting of shareholders to approve the Reorganization.

         Amended 2% Convertible Debentures. Under the terms of the Amended Debentures, which will become effective upon completion of the Reorganization, interest will commence accruing daily from July 1, 2000 at the rate of 2% per annum, payable in cash or equivalent value of the Company's common stock, semi annually on January 1 and July 1 (the "Interest Payment Date") of each year, beginning on January 1, 2001. Accrued, unpaid and past due amounts bear interest at the rate of 15% per annum (the "Default Rate").

         Interest due on the principal (but not interest overdue for more than five days), may be paid in cash or in shares of the Company's common stock calculated based upon the average price as of the applicable record date. Except with respect to overdue interest it is assumed that the Company will make all payments of interest in common stock, unless the Company notifies the holder in writing otherwise.

         The Company may not issue shares of common stock in payment of interest if, among other things: (i) there is an insufficient number of shares of common stock to pay the interest or there is an insufficient number of shares for issue for full conversion of all of the Debentures issued pursuant to the Securities Purchase Agreement; (ii) the shares are not registered for resale or freely transferable; (iii) the shares are neither listed nor quoted on the NASDAQ or a subsequent market; (iv) the issuance of the shares would result in the recipient's beneficially owning more than 9.99% of the issued and outstanding shares of common stock; and (v) an Event of Default (as defined below) has occurred and is continuing.

         Pursuant to the terms of the Amended Debentures, an Event of Default is defined as one or more of the following events: (a) a default in payment of interest or principal on the Debentures; (b) a failure of the Company to observe or perform any of the covenants or agreements in the Amended Debentures, the Securities Purchase Agreement, the Amendment to the Securities Purchase Agreement or the Amended and Restated Registration Rights Agreement; (c) the entry of a decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or similar law; (d) the commencement of a voluntary case under any applicable bankruptcy, insolvency or other similar law;
(e) any representation or warranty made by the Company in the original Securities Purchase Agreement or the amendment thereto which proves to have been incorrect in any material respect when made; (f) the registration statement on Form S-3 for the shares of common stock issuable upon conversion of the Debentures shall not have been amended and filed with the SEC on or prior to the earlier of twenty business days following the date a majority of shareholders approve the Reorganization or April 27, 2001 or the Company fails to respond as promptly as practicable but in no event later than ten business days to any comments received from the SEC, or after the initial effectiveness, such registration statement lapses in effect or sales cannot be made, subject to certain exceptions; (g) a change of control occurs and the obligations of the Company under the Debentures are neither fully assumed by the controlling entity nor fully discharged or accounted for; (h) the Company fails to use reasonable best efforts to cause its transfer agent to deliver shares of common stock promptly after the holder delivers a notice of conversion. Upon occurrence of an Event of Default other than an Event of Default listed in Sections (c) and (d) listed above, the holder of the Amended Debentures may declare the entire principal amount of the Debentures and any interest accrued thereon due and payable immediately.

         The conversion price is subject to adjustment from time to time. The adjustments include but are not limited to the following: (a) if the Company pays a stock dividend, combines its common stock, or issues by reclassification of shares of common stock any capital stock; (b) if the Company issues rights, options, warrants or other securities to all of the holders of common stock which allows them to acquire shares of common stock for no consideration or at a price per share less than the conversion price; (c) if the Company distributes to all of the holders of common stock evidence of the Company's indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security; (d) if any event occurs that is not expressly provided for by the above mentioned provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debentures. Certain events are excluded from these adjustments.

         In addition, subject to certain exceptions detailed in the Amended Debentures, if the Company takes certain actions while the Amended Debentures are outstanding, the holder has the right to amend the issuance terms in the Amended Debentures. These actions include the Company issuing or selling any shares of common stock or security convertible into common stock for a price per share less than the conversion price, except as specifically excluded in the Amended Debentures.

         In the event of a default, the Company will be required to pay a sum comprised of the Mandatory Prepayment Amount (as defined), and the holder's reasonable costs of collection. The Mandatory Prepayment Amount is equal to (i) the sum of 100% of the principal amount of the Debenture to be prepaid plus cost, interest, expenses and liquidated damages; or (ii) in the event of certain defaults, the sum of the principal amount of the Debenture to be prepaid, plus all accrued and unpaid interest thereon, divided by either of the lesser of the conversion price or the Average Price on the Trading Date immediately prior to the date the Mandatory Prepayment Amount is paid in full, multiplied by the Per Share Market Value on the Trading Date immediately prior to the date the Mandatory Prepayment is paid in full and all other amounts, costs, interest, expenses and liquidated damages due in respect to the principal amount.

         Amended Warrants. The Company and the warrant holders agreed to revise the terms of the Warrants to purchase 202,802 shares of Common Stock, effective upon the completion of the Reorganization, to change the exercise price to $3.01 per share and to extend the term of the Warrants until September 13, 2005.

         Amended and Restated Registration Rights Agreement. Under the terms of the Amended and Restated Registration Right Agreement to be effective upon the completion o the Reorganization, the Company will be required to file an amendment to the Form S-3 Registration Statement to cover not less than 110% of the Registrable Securities (as defined therein) to be made on a continuous basis pursuant to a "Shelf" registration statement under Rule 415 of the Securities Act. Subject to certain limitations, the Registration Statement should remain effective until four years from the date the Registration Statement is declared effective by the Securities and Exchange Commission. There is also a one time Underwritten Registration obligation applicable on or after September 1, 2001.

         If at any time the Registrable Securities are not covered by an effective registration statement, and the Company files a registration statement relating to an offering of its equity securities, the Company is required to notify the holders of Registrable Securities of the filing and will use reasonable efforts to effect piggy-back registration of the Registrable Securities requested to be registered by the holder, subject to certain existing piggy-back rights.

         In the event the Company does not fulfill obligations under this amended and restated agreement, it is subject to certain financial penalties.

         The Company is responsible for all fees and expenses related to the Shelf registration statement, except for the holders' legal fees (other than fees for Blue Sky qualification). The holders of the Amended Debentures and Warrants are responsible for all fees and expenses relating to an Underwritten Offering.

         In an unrelated privately-negotiated transaction, Alvin H. Clemens, the Chairman of HAI and HealthAxis, UICI, a shareholder of HealthAxis, and Brown Simpson Partner I, Ltd., purchased $5.0 million in principal amount of the Debentures at a discount from one of the original debenture holders. In connection with this transaction, the Company issued a warrant to purchase 50,000 shares of its Common Stock at an exercise price of $3.01 per share to the selling Debenture holder.

Termination of Employment Contract with Alvin H. Clemens

         Effective August 15, 2000, Alvin H. Clemens, HAI's and HealthAxis' Chairman, HealthAxis and HAI entered into a termination agreement of Mr. Clemens' current employment contract. Pursuant to the terms of the termination agreement, Mr. Clemens waived his right to all compensation and fringe benefits under his employment contract. Mr. Clemens also agreed to a general release of any and all claims against HealthAxis and HAI and to abide by non-competition and confidentiality provisions set forth in the termination agreement. Under the terms of Mr. Clemens' termination agreement, Mr. Clemens will receive $106,250 quarterly over five years for an aggregate payment of $2,125,000, subject to certain limitations described below. HAI may, at its option, make the quarterly payments due to Mr. Clemens in shares of HAI common stock based on the average trading price of HAI common stock over a 20 day trading period immediately before the date the payment is due, provided that, the number of shares issued for any quarterly payment may not exceed 35,416 shares and the aggregate number of shares paid over the five year period may not exceed 500,000 shares. Mr. Clemens may receive all or a portion of each such quarterly payment in cash. Once Mr. Clemens has received 500,000 shares or their cash equivalent, HAI will have no further payment obligation to him even if the total amount received by him is less than $2,125,000. The first quarterly payment will be payable upon the earlier of the consummation of the HAI merger, or June 30, 2001. The termination agreement provides Mr. Clemens with piggy-back registration rights for any shares of HAI common stock that are issued to him pursuant to the terms of the termination agreement. The termination agreement also provides that HealthAxis will employ Mr. Clemens as Chairman of HealthAxis. Mr. Clemens' employment will be at will and not pursuant to the terms of any employment contract and his compensation will consist of $100,000 per year, benefits generally available to HealthAxis' employees and a bonus, if any, as determined by the HealthAxis Board of Directors. Pursuant to a separate letter agreement, HAI has agreed to provide health insurance for Mr. Clemens and his family, use of an office, automobile and secretarial support.

         Except for the general release of HealthAxis which is effective as of August 15, 2000, the termination agreement becomes effective upon consummation of the HAI merger. If the HAI merger is not consummated by June 30, 2001, all of the terms of the termination agreement, except for the release of HealthAxis, will be void, and Mr. Clemens' amended employment agreement would again be in effect.

         HAI also extended the period of exercise of Mr. Clemens' 397,198 stock options for an additional three years through July 7, 2006.

         In a letter agreement dated September 29, 2000, the trustees of a trust established by Mr. Clemens for the benefit of his spouse and children agreed that, on or before December 31, 2000, the trust would either pay HAI the cash surrender value of two split dollar life insurance policies held by it or would execute all necessary paperwork to allow HAI to surrender the policies and receive the cash surrender value of the policies from the insurance companies which issued them. The cash surrender value of these two split dollar policies was approximately $327,000 on the date of this letter agreement with HAI. Upon the receipt of the cash surrender value by HAI, its split dollar plan and agreement with Mr. Clemens, his spouse and the trust, dated March 17, 1993 and amended in April 1996, would be terminated.

Loans by HealthAxis to HAI

         HealthAxis and HAI entered into a loan agreement dated as of September 29, 2000 (the "Loan Agreement") which reflects the terms and conditions of the new and existing loans from HealthAxis to HAI of up to $3,404,589. This amount is evidenced by three promissory notes (collectively the "Notes"). The first promissory note, dated September 29, 2000, provides HAI with a line of credit of up to $1.1 million which HAI may use to pay expenses associated with the Reorganization, interest on the Amended Debentures and certain general operating expenses (the "First Note"). The second promissory note, dated September 29, 2000, provides HAI with up to $1.0 million to be used, in addition to other consideration provided by HAI, to settle any amount owed to Hannover Life Reassurance Company of America under a guaranty agreement, dated December 29, 1998 (the "Second Note").

         The third unsecured promissory note dated September 29, 2000 relates to funds previously advanced to HAI by HealthAxis in the amount of $1,304,589 (the "Third Note"). All three Notes become due and payable on the earlier of March 31, 2001, or the date the Reorganization is consummated. The interest on the principal under each note will accrue at 12% per annum from the date of the note until the date the note terminates.

         HAI's obligations under the Notes are secured pursuant to a Stock Pledge and Security Agreement between HAI and HealthAxis dated as of September 29, 2000 (the "Security Agreement"). Under the Security Agreement, the First Note will be secured by the number of shares of HealthAxis common stock held by HAI determined by multiplying the amount of the loan divided by 1.3 times the average HAI trading price (as defined in the Security Agreement). In addition, the Second Note will be secured by up to 200,000 shares of HealthAxis common stock held by HAI. In the event of default which is not cured as described in these Notes, HealthAxis has the right in addition to rights available to secured creditors under Pennsylvania law, to have the pledged shares registered in its name. An event of default, as defined in the Notes, includes:

                  a. a default in the payment of principal or interest on any of the Debentures, which default shall not have been cured within the applicable time frames;

                  b. failure on the part of the Company to duly observe or perform any of the covenants or agreements applicable to the Company contained in the Debentures, Amendment to the Securities Purchase Agreement or the Amended Registration Rights Agreement for a period of ten business days which is not cured within the applicable time frames;

                  c. the entry of a decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law;

                  d. commencement of a voluntary case under any applicable bankruptcy, insolvency or other similar law;

                  e. any representation or warranty made by the Company to HealthAxis in connection with the Reorganization and agreements related thereto which proves to have been incorrect in any material respect when made; and

                  f. an event of default has occurred under the terms of the Company's 2% Convertible Debentures.

         In connection with the loans made to HAI by HealthAxis, HAI and certain of the holders of Debentures entered into a subordination agreement which provides HealthAxis with priority of payment over these debenture holders. These debenture holders, which include UICI, Alvin H. Clemens, Brown Simpson Strategic Growth Fund, Ltd., Brown Simpson Strategic Growth Fund, L.P. and Brown Simpson-ORD Investments LLC, agreed, among other things, not to accept any payments, other than scheduled interest payments, under the Debentures until the loans made by HealthAxis to HAI are repaid in full.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of business acquired.

                  None.

         (b)      Proforma Financial Information.

                  None.

         (c)      Exhibits.

                  The following exhibits are filed herewith:

S-K Item
Number              Description
------              -----------
10.1                Amended and Restated Agreement and Plan of Reorganization dated September 29, 2000.

10.2                Amendment to Securities Purchase Agreement, dated September 28, 2000, between HAI and
                    Debenture holders, including form of Amended Debenture, Amended Warrant and Amended and Restated Registration Rights Agreement.

10.3                Termination Agreement of Employment Contract and First Amendment to Employment
                    Contract between HAI, HealthAxis and Alvin H. Clemens, dated as of August 15, 2000.

10.4                Letter Agreement dated September 26, 2000 between HAI, HealthAxis and Alvin H.
                    Clemens.

10.5                Letter Agreement dated September 19, 2000 related to benefits.

10.6                Unsecured Past Advance Loan HAI Promissory Note, dated September 28, 2000.

10.7                Secured Hannover Re Loan HAI Promissory Note dated September 28, 2000.

10.8                Secured Revolving Line of Credit dated September 28, 2000.

10.9                Letter Agreement dated September 28, 2000 between HAI and HealthAxis.

10.10               Stock Pledge and Security Agreement dated September 28, 2000 among HAI and
                    HealthAxis.

10.11               Subordination Agreement dated October 6, 2000 among HAI, HealthAxis and certain
                    Debenture holders.

99.1                Press Release dated September 29, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     HEALTHAXIS INC.


Date:    October 10, 2000            By: /s/ Michael Ashker
       ------------------------          --------------------------------
                                         Michael Ashker
                                         President and Chief Executive Officer

                                  EXHIBIT INDEX


S-K Item
Number              Description
------              -----------
10.1                Amended and Restated Agreement and Plan of Reorganization dated September 29, 2000.

10.2                Amendment to Securities Purchase Agreement, dated September 28, 2000, between HAI and
                    Debenture holders, including form of Amended Debenture, Amended Warrant and Amended and Restated Registration Rights Agreement.

10.3                Termination Agreement of Employment Contract and First Amendment to Employment
                    Contract between HAI, HealthAxis and Alvin H. Clemens, dated as of August 15, 2000.

10.4                Letter Agreement dated September 26, 2000 between HAI, HealthAxis and Alvin H.
                    Clemens.

10.5                Letter Agreement dated September 19, 2000 related to benefits.

10.6                Unsecured Past Advance Loan HAI Promissory Note, dated September 28, 2000.

10.7                Secured Hannover Re Loan HAI Promissory Note dated September 28, 2000.

10.8                Secured Revolving Line of Credit dated September 28, 2000.

10.9                Letter Agreement dated September 28, 2000 between HAI and HealthAxis.

10.10               Stock Pledge and Security Agreement dated September 28, 2000 among HAI and
                    HealthAxis.

10.11               Subordination Agreement dated October 6, 2000 among HAI, HealthAxis and certain
                    Debenture holders.

99.1                Press Release dated September 29, 2000.